Exhibit 99.906CERT

CERTIFICATIONS PURSUANT TO SECTION 906

CERTIFICATION

R. Jay Gerken, Chief Executive Officer, and Richard F. Sennett, Principal Financial Officer of Western Asset Managed High Income Fund Inc. (the “Registrant”), each certify to the best of his knowledge that:

1.         The Registrant’s periodic report on Form N-CSR for the period ended August 31, 2012 the “Form N-CSR”) fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.         The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Chief Executive Officer	Principal Financial Officer
Western Asset Managed High	Western Asset Managed High
Income Fund Inc.	Income Fund Inc.

/s/ R. Jay Gerken	/s/ Richard F. Sennett
R. Jay Gerken	Richard F. Sennett
Date: October 24, 2012	Date: October 24, 2012

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR with the Commission.